Exhibit 1



November 16, 1998



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:


We have read and agree with the comments in Item 4(a) of Form 8-K of WTC Industries, Inc. dated November 11, 1998.


Yours truly,

/s/ DELOITTE & TOUCHE LLP